Exhibit 10.1

COMPANY VOTING AND SUPPORT AGREEMENT

July 12, 2026

First Hawaiian, Inc.
999 Bishop St., 29th Floor
Honolulu, Hawaii 96813

Ladies and Gentlemen:

As a holder of shares of common stock of TriCo Bancshares, a California corporation (the “Company” and such common stock, the “Company Common Stock”), the undersigned (the “Shareholder”) understands that the Company, First Hawaiian, Inc., a Delaware corporation (“Parent”), and Horizon Merger Sub, Inc., a California corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are concurrently entering into that certain Agreement and Plan of Reorganization and Merger, dated as of the date of this voting and support agreement (this “Agreement” and, such Agreement and Plan of Reorganization and Merger, as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger (the “Surviving Corporation”), (ii) immediately following the Merger and as part of a single integrated transaction, the Surviving Corporation will merge with and into Parent (the “Second Step Merger” and, together with the Merger, the “Mergers”), with Parent as the surviving entity in the Second Step Merger, (iii) each share of Company Common Stock, excluding Treasury Shares, issued and outstanding immediately prior to the Effective Time (the “Exchanged Shares”) shall be converted into the right to receive a certain number of shares of common stock, par value $0.01 per share, of Parent, to be issued by Parent to each holder of Exchanged Shares at the Effective Time and (iv) promptly following the Second Step Merger, Tri Counties Bank will merge with and into First Hawaiian Bank, with First Hawaiian Bank as the surviving bank, pursuant to the Bank Merger Agreement (the “Bank Merger”). Unless context otherwise requires, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. The Shareholder and Parent are together referred to in this Agreement as the “Parties” and each, a “Party”.

The Shareholder acknowledges that, as a condition and material inducement to Parent’s willingness to enter into the Merger Agreement, Parent has required that the Shareholder enter into this Agreement and the Shareholder desires to enter into this Agreement pursuant to which, among other things, the Shareholder desires to agree to vote to approve the transactions contemplated by the Merger Agreement, including the Mergers, upon the terms and subject to conditions set forth in this Agreement.

In consideration of the mutual promises contained in this Agreement and in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.            Subject to paragraph 5, “Shares” means the shares of Company Common Stock that the Shareholder owns of record or beneficially and has the power to vote (excluding any Shares underlying Company RSUs or Company PSUs whether or not such Shares are included as beneficially owned by the Shareholder in the Company’s most recent annual proxy statement, but including any shares of Company Common Stock acquired upon settlement of such Company RSUs or Company PSUs) as of the date of this Agreement. The Shares are owned by the Shareholder free and clear of all encumbrances, voting arrangements and commitments of every kind, except as would not restrict the performance of the Shareholder’s obligations or compliance with the restrictions and obligations under this Agreement. The Shareholder represents and warrants that the Shareholder has the sole (or shared with his or her spouse) power to vote or direct the vote of all of the Shares.

2.            The Shareholder irrevocably and unconditionally hereby agrees that from the date hereof until the Expiration Date (as defined below), at any Company Special Meeting called and at any postponement, recess or adjournment of such Company Special Meeting, and on every action or approval by written consent of the shareholders of the Company, the Shareholder will (x) appear at such Company Special Meeting (or at such postponement, recess or adjournment) or otherwise cause the Shares to be counted as present for the purpose of establishing a quorum, (y) vote, or cause to be voted, the Shares (a) in favor of (i) approval of the Merger Agreement and the transactions contemplated thereby, (ii) any other matter that the Company Board has recommended that the Company’s shareholders vote in favor of and is reasonably necessary to be approved by the shareholders of the Company to facilitate the consummation of the transactions contemplated by the Merger Agreement, including the Mergers, and (iii) the adjournment or postponement of the Company Special Meeting, if (1) as of the time for which the Company Special Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Special Meeting or (2) on the date of the Company Special Meeting, the Company has not received proxies representing a sufficient number of shares necessary to obtain the Company Shareholder Approval, and (b) against (i) any proposal made in opposition to approval of the Merger Agreement or that is otherwise in competition with the Mergers, (ii) any Acquisition Proposal and (iii) any proposal, transaction, agreement, amendment of the Company Articles or the Company Bylaws (except as contemplated by the Merger Agreement) or other action that is intended to or would reasonably be expected to prevent, impede, interfere with, materially delay, postpone, adversely affect or discourage the consummation of the transactions contemplated by the Merger Agreement. Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this paragraph 2 shall be cast or expressed in accordance with all applicable procedures so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent solicitation. To the fullest extent permitted under applicable Law, the Shareholder hereby irrevocably waives and agrees not to assert, exercise or perfect, directly or indirectly, any right of appraisal or right to dissent with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement that such Shareholder may have with respect to the Shares under applicable Law.

3.            If the Shareholder fails for any reason to be counted as present, consent or vote the Shares in accordance with the requirements of paragraph 2 (or anticipatorily breaches any obligations set forth in paragraph 2), Parent shall have the right to cause to be present, consent or vote the Shares in accordance with the provisions of paragraph 2. The Shareholder hereby grants, or agrees to cause the applicable record holder to grant, subject to the penultimate sentence of this paragraph 3, a revocable proxy appointing Parent, Robert Harrison, James Moses and Joel Rappoport, and each of them individually, and any designee of any of them, with full power of substitution and resubstitution, as the Shareholder’s attorney-in-fact and proxy, for and in the Shareholder’s name, to be counted as present, vote, express consent or dissent with respect to the Shares in the circumstance contemplated by the first sentence of this paragraph 3 as such proxies or their proxies or substitutes shall, in their sole discretion, deem proper with respect to the Shares. The proxy granted by the Shareholder pursuant to this paragraph 3 is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring the obligations set forth in this Agreement and the Merger Agreement. The power of attorney granted by the Shareholder in this Agreement is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Shareholder. The proxy granted by the Shareholder in this Agreement shall be automatically revoked upon the Expiration Date. The Shareholder hereby revokes any and all previous proxies granted with respect to the Shares.

4.            The Shareholder represents and warrants to Parent as follows:

(a)           The Shareholder has duly and validly executed and delivered this Agreement and has all authority and full legal capacity to enter into this Agreement and to perform fully the Shareholder’s obligations under this Agreement.

(b)           Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement is the Shareholder’s legal, valid and binding agreement and is enforceable against the Shareholder in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exception.

(c)           Neither the execution and delivery of this Agreement by the Shareholder, nor the consummation of the transactions to be consummated by him or her as contemplated hereby, nor compliance by the Shareholder with any of the terms or provisions of this Agreement, will, (i) conflict with or violate any Law applicable to the Shareholder or by which the Shares are bound or affected, (ii) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, permit, agreement, bylaw or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or the Shares are bound or affected or (iii) require any consent, approval, authorization, certificate or permit of, or filing with or notification to, any court or arbitrator or any Governmental Entity, except (x) for applicable requirements, if any, of the Exchange Act or (y) where the failure to obtain such consents, approvals, authorizations, certificate or permits, or to make such filings or notifications, would not reasonably be expected to prevent, materially impair, materially delay or adversely affect the performance by the Shareholder of his or her obligations under this Agreement. Except for (i) this Agreement, and (ii) other agreements as would not restrict the performance of the Shareholder’s obligations or compliance with the restrictions and obligations under this Agreement, the Shareholder is not a party to any voting agreement or trust or any other agreement, arrangement, contract, instrument or understanding with respect to the voting, transfer or ownership of any Shares. Except for this Agreement or any revocable proxy granted to officers or directors of the Company at the request of the Company Board in connection with the election of directors or other routine matters at any annual or special meeting of the Company’s shareholders, the Shareholder has not appointed or granted a proxy or power of attorney to any person with respect to any Shares.

(d)            Except for (i) restrictions in favor of Parent pursuant to this Agreement, (ii) other restrictions as would not restrict the performance of the Shareholder’s obligations or compliance with the restrictions and obligations under this Agreement, and (iii) transfer restrictions of general applicability as may be provided under the Securities Act, applicable community property laws and the “blue sky” Laws of the various States of the United States, the Shareholder (A) owns, beneficially and of record, all of the Shares free and clear of any proxy (excluding the proxy granted pursuant to paragraph 3 or any revocable proxy granted to officers or directors of the Company at the request of the Company Board in connection with the election of directors or other routine matters at any annual or special meeting of the Company’s shareholders), voting restriction or other Lien and (B) has voting power and power of disposition with respect to the Shares with no restrictions, limitations or impairments on the Shareholder’s rights, powers and privileges of voting or disposition pertaining thereto, and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shares, excluding the proxies referenced in the exclusion to the preceding clause (A) or any Shares over which the Shareholder has shared voting power with his or her spouse.

(e)            As of the date hereof, there is no claim, action, suit, dispute, investigation, examination, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, threatened against the Shareholder that restricts, limits, impairs or prohibits (or, if successful, would restrict, limit, impair or prohibit) the exercise by Parent of Parent’s rights, powers and privileges under this Agreement or the performance by any Party of its covenants, agreements and obligations under this Agreement.

(f)            The Shareholder understands that Parent is entering into the Merger Agreement in reliance upon, and Parent’s entering into the Merger Agreement is conditioned upon, the Shareholder’s execution, delivery and performance of this Agreement, including the representations and warranties of the Shareholder set forth in this Agreement.

5.             The Shareholder agrees that all representations, terms and conditions of this Agreement will apply to Company Common Stock of which the Shareholder acquires record or beneficial ownership (and the power to vote) after the date of this Agreement and prior to the Expiration Date, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of Shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise (together, the “Additional Shares”). For the avoidance of doubt, all references to “Shares” in this Agreement shall be deemed to include any Additional Shares.

6.             This Agreement and all obligations of the Parties under this Agreement shall automatically terminate upon the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date on which any amendment to the Merger Agreement is executed without the Shareholder’s prior written consent, which (A) diminishes (in any amount) the Merger Consideration to be received by the shareholders of the Company, (B) changes the form of Merger Consideration payable to the shareholders of the Company, or (C) extends the Termination Date, other than pursuant to any extension right expressly provided in the Merger Agreement as in effect on the date hereof, and (d) the effective date of a written agreement duly executed and delivered by Parent and the Shareholder terminating this Agreement (the date and time at which the earlier of clause (a), (b), (c) and (d) occurs being the “Expiration Date”); provided, that (i) this paragraph 6, paragraph 10, paragraph 11, paragraph 12, paragraph 13, paragraph 14, paragraph 15, paragraph 20 and paragraph 21 shall survive any such termination and (ii) such termination shall not relieve any Party of any liability or damages resulting from any willful and intentional breach of this Agreement occurring prior to such termination.

7.             The Shareholder is entering into this Agreement solely in his or her capacity as a record or beneficial owner of the Shares and nothing in this Agreement is intended to or shall limit or affect any actions taken by the Shareholder in his or her capacity as a director or officer of the Company, including any actions the Shareholder deems necessary to discharge his or her fiduciary duties with respect to his or her role on the Board of Directors of the Company.

8.             The Shareholder hereby consents to and authorizes the Company and Parent to publish and disclose in any announcement or disclosure in connection with the Merger Agreement, the Mergers, the Bank Merger or the transactions contemplated by the Merger Agreement, including, without limitation, any disclosure required by the SEC and in the Joint Proxy Statement/Prospectus and the Form S-4, such Shareholder’s identity and ownership of Shares and such Shareholder’s obligations under this Agreement (the “Shareholder Information”), consents to the filing of this Agreement to the extent required by applicable Law to be filed with the SEC or any regulatory authority relating to the Merger, and agrees to cooperate with Parent in connection with such filings, including providing Shareholder Information reasonably requested by Parent; provided, that prior to any such announcement or disclosure, Parent shall use commercially reasonable efforts to provide the Shareholder (through the Company or its outside counsel, Holland & Knight LLP) with the opportunity to review and comment on any references to the Shareholder individually or the shareholders who have entered into this Agreement or substantially similar voting and support agreements generally, in each case in such announcement or disclosure and consider such comments in good faith. As promptly as practicable, the Shareholder hereby agrees that such Shareholder shall notify Parent of any required corrections with respect to any Shareholder Information supplied by such Shareholder, if and to the extent such Shareholder becomes aware that any such Shareholder Information shall have become false or misleading in any material respect.

9.             The Shareholder agrees, without further consideration, to (a) execute and deliver such additional documents and to take such further actions as are reasonably necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this Agreement and (b) until the Expiration Date, not knowingly take any action that would make any representation or warranty of the Shareholder contained in this Agreement untrue or incorrect in any material respect or have the effect of preventing, impairing, delaying or adversely affecting in any material respect the performance by the Shareholder of his or her obligations under this Agreement.

10.           The Shareholder agrees not to voluntarily commence, join in, knowingly facilitate, knowingly assist or knowingly encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, Merger Sub, the Surviving Entity, First Hawaiian Bank or any of their respective successors, directors, officers or Subsidiaries, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, the Merger Agreement or the Bank Merger Agreement or (b) alleging a breach of any fiduciary duty of the Company Board or any member thereof in connection with the evaluation, negotiation or entry into the Merger Agreement.

11.           This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to its principles of conflicts of Laws (except that matters relating to the fiduciary duties of the Shareholder with respect to his or her role on the Board of Directors of the Company shall be governed by the Laws of the State of California). Subject to paragraph 14, each Party agrees to bring any suit, action or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, irrevocably submits to the jurisdiction of any such court. Each Party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with paragraph 12.

12.           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 12.

13.           All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) (a) if to the Shareholder, to the address or email address, as applicable, set forth on the Shareholder’s signature page to this Agreement and (b) if to Parent, in accordance with Section 9.2(a) of the Merger Agreement (or at such other address or email address for a Party as shall be specified by like notice).

14.           Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party. Any purported assignment in contravention of this paragraph 14 shall be null and void.

15.           The Shareholder recognizes and acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. The Shareholder accordingly agrees that Parent shall be entitled to specific performance of the terms hereof including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, this being in addition to any other remedies to which Parent is entitled at Law or equity. The Shareholder hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

16.           The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties to the Merger Agreement, which shall occur concurrently with the execution and delivery of this Agreement.

17.           The Shareholder agrees that, from the date hereof until the earlier to occur of (i) the receipt of the Company Shareholder Approval and (ii) the Expiration Date (the date and time at which the earlier of clause (i) and (ii) occurs, the “Transfer Restriction End Date”), the Shareholder shall not without Parent’s prior written consent, directly or indirectly, (a) sell, offer to sell, give, convey, pledge, encumber, hypothecate, assign, tender, exchange, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell, any Shares, (b) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer, exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Shares (or any right, title or interest therein), (c) deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares, (d) otherwise grant, permit or suffer the creation of any liens on any Shares (other than applicable restrictions on transfer under U.S. state or federal securities or “blue sky” Laws), (e) enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, the economic consequence of ownership of the Shares or interest in the Shares, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise or (f) commit or agree to take any of the foregoing actions (any action described in (a) through (f), a “Transfer”); provided, that the foregoing shall not prohibit the Shareholder from (a) Transferring any Shares (y) for estate and tax planning or philanthropic purposes so long as the transferee, prior to the effectiveness of the Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement or (z) upon the death of such Shareholder to his or her descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee, (b) disposing of or surrendering Shares to the Company in connection with the vesting, settlement or exercise of Company Equity Awards for the payment of taxes thereon or (c) granting any revocable proxy to officers or directors of the Company at the request of the Company Board in connection with the election of directors or other routine matters at any annual or special meeting of the Company’s shareholders. Any Transfer in violation of this provision shall be null and void. If any involuntary Transfer of any Shares occurs prior to the Transfer Restriction End Date, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Expiration Date.

18.           Nothing in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholder in the voting or disposition of any of the Shares, except as otherwise expressly provided in this Agreement.

19.           Any provision of this Agreement may be (a) waived in whole or in part in writing by the Party benefited by the provision or by both Parties or (b) amended or modified at any time by an agreement in writing between the Parties executed in the same manner as this Agreement.

20.           The Merger Agreement and this Agreement (including the documents and instruments referred to in this Agreement) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement, other than the Merger Agreement.

21.           If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state Regulatory Agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Agency determines that any provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the Parties that such provision, covenant or restriction be enforced to the maximum extent permitted.

22.           Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to a counterpart hereof.

Very truly yours,

Name:

Email:

Address:

[Signature Page to Company Voting and Support Agreement]

Accepted and agreed as of the date set forth above.

FIRST HAWAIIAN, INC.

By:
	Name:	Robert S. Harrison
	Title:	Chairman, President & Chief Executive Officer

[Signature Page to Company Voting and Support Agreement]